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                                                                    Exhibit 99.1



                                    CONSENT


     The undersigned hereby consents to be named in the Registration Statement on Form S-1 (and the Prospectus included therein) of The Corporate Executive Board Company (the "Company") as a person appointed as a director of the Company as of the closing of the Offering (as defined in the Prospectus) and to serve as a director of the Company effective as of such time.

Dated:  January 21, 1999             /s/ Robert C. Hall
                            --------------------------------------
                                       Robert C. Hall